UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2009

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	1-34094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 610 Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 26, 2009, Vantage Drilling Company (the “Company”) and P2020 Rig Co., a direct wholly-owned subsidiary of Vantage (“P2020”), entered into a Term Loan Facility Agreement (the “Facility Agreement”) with Wayzata Investment Partners LLC, as Administrative Agent and Security Trustee (in such capacity, “Security Trustee”), Wayzata Investment Partners (UK) Ltd, as Technical Agent and Insurance Agent, Wayzata Investment Partners LLC, as Account Agent, and Wayzata Opportunities Fund II, L.P. (“Lender”), as Lender, whereby the Lender agreed, subject to the terms and conditions therein, to make a $100.0 million single-advance term loan to P2020, as the borrower under the facility, and the Company is acting as a guarantor of P2020’s obligations. The proceeds of the term loan will be used to fund the construction, completion, commissioning, and initial start-up costs associated with the Aquamarine Driller. The proposed transaction is expected to close on or around September 2, 2009.

The loan will bear cash interest at 15% per annum, and will also have a pay-in-kind interest component. The loan will mature five years from the closing date. P2020 will have two options to retire the loan, in each case so long as no event of default has occurred and is continuing: (i) between September 1, 2011 and August 31, 2012, P2020 may retire the loan by paying the Lender all accrued and unpaid cash interest and pay-in-kind interest due on the term loan plus $127.5 million; and (ii) between September 1, 2012 and August 31, 2014, P2020 may retire the loan by paying the Lender all accrued and unpaid cash interest and pay-in-kind interest due on the loan plus $140.0 million.

The Security Trustee will hold a first priority security interest in the Aquamarine Driller for the benefit of the Lender, and will be entitled to an assignment of P2020’s rights under any contracts relating to the Aquamarine Driller. The Loan Agreement also has a variety of covenants, including a financial covenant and administrative reporting requirements. The financial covenant is in the nature of a debt service coverage ratio at the P2020 level.

The Loan Agreement also contains several conditions precedent that must be satisfied before the proposed transaction can close, including, among other things: (i) the Aquamarine Driller must be free and clear of all liens, claims and encumbrances; (ii) the Aquamarine Driller must be commissioned and certified in a manner acceptable to the lender; and (iii) no less than $50.0 million in equity must be contributed to P2020. The proceeds from the Company’s current public offering of ordinary shares is expected to meet this equity raise requirement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The press release announcing that the Company entered into the Loan Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Company entering into the Loan Agreement is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
Exhibit 10.1	Term Loan Facility Agreement for P2020 Rig Co., as borrower, with Wayzata Investment Partners LLC, as administrative agent and security trustee, Wayzata Investment Partners (UK) Ltd, as technical agent and insurance agent, Wayzata Investment Partners LLC, as account agent, Wayzata Opportunities Fund II, L.P, as lender and Vantage Drilling Company, as guarantor

Exhibit 99.1	Press Release dated August 26, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2009

VANTAGE DRILLING COMPANY

/s/ Chris E. Celano
Chris E. Celano,
General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
Exhibit 10.1	Term Loan Facility Agreement for P2020 Rig Co., as borrower, with Wayzata Investment Partners LLC, as administrative agent and security trustee, Wayzata Investment Partners (UK) Ltd, as technical agent and insurance agent, Wayzata Investment Partners LLC, as account agent, Wayzata Opportunities Fund II, L.P, as lender and Vantage Drilling Company, as guarantor

Exhibit 99.1	Press Release dated August 26, 2009